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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2010

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (02-08)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

International Barrier Technology Inc. (TSXV: IBH), a developer, manufacturer, and marketer of proprietary fire-resistant building materials, has engaged The Investor Relations Group (“IRG”), a thirteen-year-old, award-winning corporate communications firm based in New York City, to serve as its investor relations and public relations agency.

IRG’s investor relations’ team will target specific portfolio managers and equity analysts in the global investment community to increase awareness of International Barrier Technology Inc.’s line of products and services. Concurrent with that effort, the public relations team will initiate an outreach campaign targeting editors, writers, and segment producers of local and national trade and consumer online, print, radio, and broadcast media outlets worldwide.

In connection with the engagement of IRG, the Company has granted 400,000 stock options exercisable at a price of $0.15 CDN per share, and payment of $12,000 US monthly for a term of eighteen (18) months, subject to TSX Venture Exchange acceptance.  The agreement between IRG and the Company can be terminated by either party at any time.

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  June 22, 2010 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010

International Barrier Technologies Inc.

(Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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